                                  Exhibit 4.4

             Agreement dated October 28, 1999 between the Company
                 and certain warrant holders of the Company

                                 AMENDMENT AGREEMENT

Dated for reference October 28, 1999.

BETWEEN:

                                SIDEWARE SYSTEMS INC.
                  (formerly Evergreen International Technology Inc.)

                                                                (the "Company")

AND:

                 THOSE WARRANTHOLDERS SET OUT IN SCHEDULE "A" HERETO

                                                         (the "Warrantholders")


WHEREAS:

A. The Warrantholders hold 3,075,400 outstanding share purchase warrants (the "Warrants") issued by the Company on or about November 8, 1996.

B. Under the terms of the Warrants as originally issued, the Warrants would expire November 8, 1998.

C. The Company requested approval from the Vancouver Stock Exchange (the "Exchange") to extend the term of the Warrants to April 16, 1999, but the Exchange approved an extension to November 27, 1998 only.

D. By Amendment Agreement dated November 23, 1998, the Company and the Warrantholders agreed to extend the term of the warrants to April 16, 1998 subject to the Company either obtaining Exchange approval, or to a change in the Company's regulatory status such that Exchange approval was not required.

E. The conditions to the extension of the term of the warrants to April 16, 1999, as set out in the Amendment Agreement dated for reference November 23, 1998, were not satisfied.

F. By further Amendment Agreement dated for reference April 14, 1999, the Company and the Warrantholders agreed to further extend the term of the Warrants to October 31, 1999.

G. The conditions to the extension of the term of the warrants to October 31, 1999, as set out in the Amendment Agreement dated for reference April 14, 1999, were not fulfilled.

H. The Company wishes to further extend the term of the Warrants to April 30, 2000.

NOW THEREFORE the Company and the Warrantholders agree as follows.

CONDITIONAL FURTHER EXTENSION TO APRIL 30, 2000

1. Subject to the conditions set out in section 2, the Warrants are hereby further amended to extend the term of the Warrants to 4:00 p.m. on April 30, 2000. The exercise price for the period from October 31, 1999 up to April 30, 1999 shall be $0.77.

CONDITIONS OF FURTHER EXTENSION

2. The further extension provided in section 1 is subject to the condition that the Company shall have obtained such regulatory approvals as it is required to obtain. Without limiting the generality of the foregoing, the further extension provided in section 1 is subject to conditions that:

(a) the Company obtain approval from the Exchange (or, though appeal, from the British Columbia Securities Commission) to the further extension; or

(b) the regulatory status of the Company change, so that the Company is not subject to any regulatory requirement to obtain Exchange approval to the further extension.

No Underlying Warrant may be exercised until such time as the conditions set out in this section have been satisfied.

MANNER OF EXECUTION

3. This Agreement may be executed in counterpart of by facsimile, and such counterpart and facsimile documents shall be taken and read together to form a single binding agreement.

SIDEWARE SYSTEMS INC.

per:


   "signed"
---------------------------
Authorized Signatory


    "signed"                            "signed"
---------------------------        ---------------------------
Alder Enterprises Ltd.             Donald Anderson - RRSP


    "signed"                            "signed"
---------------------------        ---------------------------
Clive Forth - RRSP                 Golden Capital Securities Ltd.


    "signed"                            "signed"
---------------------------        ---------------------------
Paul Hildebrand                    Stephen K. Howell

    "signed"
---------------------------        ---------------------------
Owen Jones                         Stan Jackson - RRSP


                                        "signed"
---------------------------        ---------------------------
Gordon Kemp                        Peter Kozicki



---------------------------        ---------------------------
Ken Kozlowski                      David Mackenzie



---------------------------        ---------------------------
Dave Mew                           Sherman Quon


                                        "signed"
---------------------------        ---------------------------
Valerie Rooks                      Grant Sutherland



---------------------------        ---------------------------
Richard M. Thompson                Lily Wong


    "signed"
---------------------------        ---------------------------
Jori Woodman

                                  SCHEDULE "A"

     Warrantholder                      No. of Warrants Outstanding
     -------------                      ---------------------------
Alder Enterprises Ltd.                            220,000
Donald Anderson - RRSP                            268,000
Baldwin & Brown Development Company Inc.          110,000
Baldwin Realty Ltd.                               110,000
Merle Barney                                       22,000
Melvin E. Beaumont                                440,000
TimChan - RRSP                                     13,200
Peter Fisher                                       11,600
Clive Forth - RRSP                                 55,000
Golden Capital Securities Ltd.                     60,000
Paul Hildebrand                                   110,000
Stephen K. Howell                                   8,800
Owen Jones                                        440,000
Stan Jackson - RRSP                                88,000
Gordon Kemp                                       154,000
Peter Kozicki                                      44,000
Ken Kozlowski                                      11,000
David Mackenzie                                   154,000
Dave Mew                                           10,400
Sherman Quon                                        6,000
Valerie Rooks                                     275,000
Grant Sutherland                                  372,000
Richard M. Thompson                                22,000
Lily Wong                                          44,000
Jori Woodman                                       26,400